Exhibit 10.21

(Translation)

LAND AND BUILDINGS LEASE AGREEMENT

for

Chokchai I Building

between

CHOKCHAI INTERNATIONAL CO., LTD.

and

FABRINET CO., LTD.

LAND AND BUILDINGS LEASE AGREEMENT

This Agreement is made on April 30, 2004 at Chokchai International Co., Ltd. of No. 294 Moo 8, Vibhavadee Rangsit Road, Tambol Kookot, Lamlookka District, Pathumthani Province, between:

CHOKCHAI INTERNATIONAL CO., LTD., by Miss Vivien Pakdeeprasong and Mr. Chai Bulkul, authorized directors, with office located at No. 294 Moo 8, Vibhavadee Rangsit Road, Tambol Kookot, Lamlookka District, Pathumtanee Province, hereinafter referred to as “Chokchai”, of the one part, and

FABRINET CO., LTD., by Mr. Soon Kaewchansilp, authorized director, with office located at No. 294 Moo 8, Vibhavadee Rangsit Road, Tambol Kookot, Lamlookka District, Pathumtanee Province, hereinafter referred to as “Fabrinet”, of the other part.

Whereas, Chokchai, who has leased the land under land title deeds nos. 2172 and 3857 from Mrs. Sujarit Bulkul, wishes to sublet to Fabrinet certain part of the land and buildings which are specified hereunder as Zone C and Zone E, and to permit the use of part of the land which is specified hereunder as Zone B1 and Zone B2 without payment of any consideration; and

Whereas, Chokchai, who has leased the land under land title deed no. 1527 from the Bureau of State Property under a total of 4 (four) lease agreements made between Chokchai and the Bureau of State Property dated April 16, 1990, dated January 24, 1996, dated June 26, 1996 and dated November 19, 1996, hereinafter collectively referred to as “State Property Lease Agreements”, with the consent from the Bureau of State Property to the subletting of land under the terms and conditions of the State Property Lease Agreements, wishes to sublet to Fabrinet land together with buildings which are specified hereunder as Zones A, D, F and G; and

Whereas Fabrinet wishes to sublet the above-mentioned land together with buildings from Chokchai.

Now, therefore, both parties agree as follows:

Clause 1. Definitions

“Land” means the area appearing on the map attached hereto and specified as the following zones:

(1)	Part of the land under land title deed no. 1527, survey page 25, volume 16, with an approximate area of 3,650 square meters, hereinafter referred to as Zones A and D, for use as office, storage and employees’ canteen;

(2)	Part of the land under land title deed no. 3857, land no. 132, survey page 1359 and under land title deed no. 2172, land no. 50, survey page 200, volume 22, page 72, with an approximate area of 7,600 square meters, hereinafter referred to as Zones B1 and B2, with Zone B1 being used as walkway and Zone B2 being used as common road;

(3)	Part of the land under land title deed no. 3857, land no. 132, survey page 1359 and under land title deed no. 2172, land no. 50, survey page 200, volume 22, page 72, with an approximate area of 1,070 square meters, hereinafter referred to as Zone C, for use as location of machinery;

(4)	Part of the land under land title deed no. 1527, survey page 25, volume 16 with an approximate area of 450 square meters, hereinafter referred to as Zone F, for use as storage and offices;

(5)	Part of the land under land title deed no. 1527, survey page 25, volume 16 with an approximate area of 1,824 square meters, hereinafter referred to as Zone G, for use as parking space;

(6)	Part of the land under land title deed no. 3857, land no. 132, survey page 1359 and under land title deed no. 2172, land no. 50, survey page 200, volume 22, page 72, with an approximate area of 13,270 square meters, hereinafter referred to as Zone E, for use as factory area.

“Buildings” means the factory, warehouse, offices, buildings and facilities on the Land;

“Leased Premises” means the Land and Buildings on the Land as detailed in Attachment 1 hereto, which shall be deemed an integral part hereof;

“Common Area” means Zone B1, which is used as walkway, and Zone B2, which is used as common road, for use by representatives, agents, employees and persons authorized by Chokchai and Fabrinet as access and exit.

“Effective Date” means May 1, 2004.

“Fair Market Rental” means the amount of rental for the land and buildings voluntarily agreed on by the lessor and the lessee without coercion on the part of any party, or as determined by one or more appraisers acceptable to Chokchai and Fabrinet, or according to the terms of this Agreement.

“Fair Market Value” means the value of the land and buildings to be purchased and sold voluntarily between the purchaser and the seller without coercion on the part of any party, or as determined by one or more appraisers acceptable to Chokchai and Fabrinet, or according to the terms of this Agreement.

“Bureau of State Property” means the Bureau of State Property, Ministry of Finance.

“Lease Term” means the period of 10 (ten) years from the Effective Date, i.e. May 1, 2004 to April 30, 2014, inclusive of the first and last days, and divided into 2 (two) phases, i.e. the First Lease Phase and the Second Lease Phase.

“First Lease Phase” means the period of the first 5 (five) years from May 1, 2004 to April 30, 2009, inclusive of the first and last days.

“Second Lease Phase” means the period of 5 (five) years from the day immediately following the First Lease Phase, i.e. May 1, 2009 to April 30, 2014, inclusive of the first and last days.

(3)	Part of the land under land title deed no. 3857, land no. 132, survey page 1359 and under land title deed no. 2172, land no. 50, survey page 200, volume 22, page 72, with an approximate area of 1,070 square meters, hereinafter referred to as Zone C, for use as location of machinery;

(4)	Part of the land under land title deed no. 1527, survey page 25, volume 16 with an approximate area of 450 square meters, hereinafter referred to as Zone F, for use as storage and offices;

(5)	Part of the land under land title deed no. 1527, survey page 25, volume 16 with an approximate area of 1,824 square meters, hereinafter referred to as Zone G, for use as parking space;

(6)	Part of the land under land title deed no. 3857, land no. 132, survey page 1359 and under land title deed no. 2172, land no. 50, survey page 200, volume 22, page 72, with an approximate area of 13,270 square meters, hereinafter referred to as Zone E, for use as factory area.

“Buildings” means the factory, warehouse, offices, buildings and facilities on the Land;

“Leased Premises” means the Land and Buildings on the Land as detailed in Attachment 1 hereto, which shall be deemed an integral part hereof;

“Common Area” means Zone B1, which is used as walkway, and Zone B2, which is used as common road, for use by representatives, agents, employees and persons authorized by Chokchai and Fabrinet as access and exit.

“Effective Date” means May 1, 2004.

“Fair Market Rental” means the amount of rental for the land and buildings voluntarily agreed on by the lessor and the lessee without coercion on the part of any party, or as determined by one or more appraisers acceptable to Chokchai and Fabrinet, or according to the terms of this Agreement.

“Fair Market Value” means the value of the land and buildings to be purchased and sold voluntarily between the purchaser and the seller without coercion on the part of any party, or as determined by one or more appraisers acceptable to Chokchai and Fabrinet, or according to the terms of this Agreement.

“Bureau of State Property” means the Bureau of State Property, Ministry of Finance.

“Lease Term” means the period of 10 (ten) years from the Effective Date, i.e. May 1, 2004 to April 30, 2014, inclusive of the first and last days, and divided into 2 (two) phases, i.e. the First Lease Phase and the Second Lease Phase.

“First Lease Phase” means the period of the first 5 (five) years from May 1, 2004 to April 30, 2009, inclusive of the first and last days.

“Second Lease Phase” means the period of 5 (five) years from the day immediately following the First Lease Phase, i.e. May 1, 2009 to April 30, 2014, inclusive of the first and last days.

Clause 2. Agreement on Sublease

2.1	Sublease of the Leased Premises

Chokchai agrees to sublet, and Fabrinet agrees to sublease, the Leased Premises for the purposes of lawful factory operation of Fabrinet, and Chokchai covenants that it has full right and authority to sublet the Leased Premises as follows:

2.1.1	Zones C and E and the Buildings pursuant to the terms and conditions contained herein; and

2.1.2	Zones A, D, F and G together with the Buildings, subject to the terms and conditions provided in the State Property Lease Agreements, and Fabrinet agrees to comply with the State Property Lease Agreements as appearing on its copy in Attachment 2 hereto, which is deemed an integral part hereof.

Chokchai agrees to notify the Bureau of State Property so that Fabrinet can be permitted to duly take on the sublease pursuant to the terms and conditions of the State Property Lease Agreements immediately after the execution of this Lease Agreement.

2.2	Permission for Use of the Leased Premises

Chokchai agrees to permit Fabrinet to use Zones B1, B2 and G without payment of any consideration.

2.3	Registration of Juristic Acts for Sublease of Leased Premises

Both parties agree to register the juristic act for sublease of the Leased Premises at the competent land office within 30 (thirty) days from the Effective Date or by the date agreed by both parties subject to terms of registration of juristic act for sublease of the Leased Premises under the State Property Lease Agreements, whereby the parties agree to attach this Lease Agreement for the registration of juristic act for sublease. In case of conflict between the registered lease agreement and this Agreement, this Agreement shall prevail.

If the terms of the State Property Lease Agreements do not correspond with the term of this Agreement, Chokchai agrees to register the sublease agreement in favour of Fabrinet until completion of the period under Clause 2.4 hereof, whereby the parties agree to declare the actual rental in the registration of sublease juristic act and according to the Lease Term that may be registered.

Fabrinet agrees to be solely responsible for all fees and stamp duties relating to this Agreement and the registration of juristic act of sublease of the Leased Premises.

2.4	Term of Agreement

This Agreement has a term of 10 (ten) years commencing on May 1, 2004.

2.3	Registration of Juristic Acts for Sublease of Leased Premises

Both parties agree to register the juristic act for sublease of the Leased Premises at the competent land office within 30 (thirty) days from the Effective Date or by the date agreed by both parties subject to terms of registration of juristic act for sublease of the Leased Premises under the State Property Lease Agreements, whereby the parties agree to attach this Lease Agreement for the registration of juristic act for sublease. In case of conflict between the registered lease agreement and this Agreement, this Agreement shall prevail.

If the terms of the State Property Lease Agreements do not correspond with the term of this Agreement, Chokchai agrees to register the sublease agreement in favour of Fabrinet until completion of the period under Clause 2.4 hereof, whereby the parties agree to declare the actual rental in the registration of sublease juristic act and according to the Lease Term that may be registered.

Fabrinet agrees to be solely responsible for all fees and stamp duties relating to this Agreement and the registration of juristic act of sublease of the Leased Premises.

2.4	Term of Agreement

This Agreement has a term of 10 (ten) years commencing on May 1, 2004.

2.5	Rental

The rental hereunder consists of 2 (two) portions as follows:

(1)	fifty percent (50%) as rental of the Leased Premises;

(2)	fifty percent (50%) as service charge for equipment, facilities and services, exclusive of VAT.

2.6	Payment of Rental

Fabrinet agrees to pay the monthly rental to Chokchai in advance within the fifth day of each calendar month from the month of the Effective Date at the following rates:

Lease Term	Year	Rental/Baht/ Month	Service Charge/Baht/ Month	Total/Baht/Month
First Lease Phase
May 1, 2004 – April 30, 2005	1	1,163,302.50	1,163,302.50	2,326,605.00
May 1, 2005 – April 30, 2006	2	1,221,467.63	1,221,467.63	2,442,935.26
May 1, 2006 – April 30, 2007	3	1,282,541.01	1,282,541.01	2,565,082.02
May 1, 2007 – April 30, 2008	4	1,346,668.06	1,346,668.06	2,693,336.12
May 1, 2008 – April 30, 2009	5	1,414,001.47	1,414,001.47	2,828,002.94
Second Lease Phase
May 1, 2009 – April 30, 2010	6	1,414,001.47	1,414,001.47	2,828,002.94
May 1, 2010 – April 30, 2011	7	1,414,001.47	1,414,001.47	2,828,002.94
May 1, 2011 – April 30, 2012	8	1,414,001.47	1,414,001.47	2,828,002.94
May 1, 2012 – April 30, 2013	9	1,414,001.47	1,414,001.47	2,828,002.94
May 1, 2013 – April 30, 2014	10	1,414,001.47	1,414,001.47	2,828,002.94

2.7	Deposit

Fabrinet agrees to place a sum of money equal to 6 (six) months’ rental as security against payment of public utilities charges, taxes, expenses and compliance with the requirements, terms and conditions by Fabrinet throughout the term hereof as follows:

(1)	For the First Lease Phase, Fabrinet agrees to place with Chokchai a sum of Baht 13,959,630 (Thirteen Million Nine Hundred Fifty-nine Thousand Six Hundred and Thirty) on the date hereof.

(2)	For the Second Lease Phase, Fabrinet agrees to place an additional sum of Baht 3,008,387.64 (Three Million Eight Thousand Three Hundred Eighty-seven and sixty-four satang) on or by May 1, 2009.

If Fabrinet fails to pay the public utilities charges, taxes or expenses, is in breach of any clause hereof, or fails to perform any of its duties, causing damage to Chokchai, Chokchai shall be entitled to make deduction or set-off against the deposit according to the actual amount of damages as compensation at all times or from time to time. After Chokchai makes such deduction or set-off against the deposit according to the actual amount of damages, Fabrinet shall place additional sum of money to fill the deficit of the deposit in full throughout the Lease Term, within 7 (seven) days from the date of receipt of written notification from Chokchai.

Upon completion of the Lease Term hereunder without renewal, and after Chokchai makes deduction for any debt owed or payable by Fabrinet to Chokchai in full, Chokchai will return the remaining deposit to Fabrinet immediately without interest within 7 (seven) days from the date of termination of the Lease Agreement and after Fabrinet has duly returned the Leased Premises to Chokchai.

If Fabrinet terminates this Agreement before the completion of the Lease Term, Fabrinet agrees that Chokchai may unconditionally forfeit the deposit under this Clause in full, without prejudice to Chokchai’s right to claim from Fabrinet any other damages in excess of the deposit.

2.8	Taxes

Chokchai shall be responsible for house and land tax and local development tax levied on the Leased Premises.

Fabrinet shall withhold tax on the amount paid to Chokchai as required by Thai law. In case of such a tax withholding, Fabrinet shall submit the evidence of tax withholding and remit the tax to the Revenue Department in the form prescribed by the Revenue Department.

Fabrinet shall be responsible for the value added tax, sign tax, and any other taxes arising from the operation by Fabrinet on the Leased Premises during the term hereof.

2.9	Right to Renew the Agreement

If Fabrinet wishes to renew this Lease Agreement, Fabrinet shall notify Chokchai in writing at least 6 (six) months before the expiration of the Lease Agreement, and Chokchai shall agree to the renewal of the Lease Agreement for 10 (ten) years subject to the original terms and conditions contained herein, except for the rental and deposit which will be re-agreed by the parties using the Fair Market Rental.

Clause 3. Representations and Covenants of Chokchai

Chokchai represents and covenants to Fabrinet as follows:

3.1	Right to the Lease Premises

3.1.1	Chokchai has the full exclusively lease right to Zones B1, B2, C and E and is entitled to sublet Zones C and E to Fabrinet and to allow Fabrinet to share the use of Zones B1 and B2.

3.1.2	Chokchai has the exclusive right to sublet to Fabrinet Zones A, D and F and to allow Fabrinet to use Zone G without consideration, pursuant to the terms of the State Property Lease Agreements and the letter of consent of the Bureau of State Property attached hereto, which has not been cancelled.

3.2	Expropriation

Chokchai shall immediately notify Fabrinet in writing if the government wishes to possess the Land by seizure, vesting in the state, expropriation, confiscation or any other similar means.

3.3	Transfer of Ownership

During the Lease Term under this Agreement or its renewal, Chokchai shall be entitled to transfer the sublet right to the Leased Premises either in whole or in part to any person on the condition that Chokchai shall notify Fabrinet in writing of such transfer at least 60 (sixty) days in advance, and the transferee must agree to be fully bound by the terms and conditions hereof.

3.4	Liabilities for Damage

3.4.1	Chokchai shall not be liable for any damage or danger occurring against the life, body, or properties of Fabrinet, its employees, dependants or persons allowed by Fabrinet to enter the Leased Premises for any reasons whatsoever.

3.4.2	Chokchai shall not be liable for any accident or damage on the Leased Premises due to force majeure or natural hazard. In case of accident or damage from such event, Clause 4.2, paragraph 2 of the Agreement shall apply.

3.5	Utilization of the Leased Premises

Fabrinet shall be entitled to peacefully possess and utilize the Leased Premises without intervention, interference or trespass by Chokchai or any other persons under the responsibility of Chokchai throughout the Lease Term.

3.6	Food Preparation

Fabrinet shall be entitled to establish and maintain canteens, kitchens and food preparation appliances for its employees as Fabrinet may deem necessary.

3.7	Entry and Exit

Fabrinet shall be entitled to fully use the Common Area at all times for entry into and exit from the Leased Premises for the purposes of its business operation throughout the Lease Term.

3.8	Receipts

Chokchai shall issue receipts with stamp duty (if applicable) to Fabrinet for rentals and any other sum received.

Clause 4. Representations and Covenants of Fabrinet

Fabrinet agrees as follows:

4.1	Payment

Fabrinet shall pay rental when due as provided in Clause 2.6 hereof and shall pay for the electricity, water supply and telephone used on the Leased Premises by itself to the relevant organizations, and deliver a photocopy of the receipts to Chokchai as evidence within the month of such payment.

4.2	Insurance

Fabrinet agrees to take out fire insurance for the Buildings and increased risk as well as liability to third parties as may be normally insured in Thailand for its business operation at its own expense, naming Chokchai as the beneficiary. The insurance must be maintained throughout the Lease Term at the replacement value of the Buildings, which value must be acceptable to both parties. Fabrinet shall deliver a copy of all the insurance policy(ies) and evidence of renewal of the insurance policy(ies) to Chokchai within the month of the insurance or its renewal.

During the Lease Term, if the whole or part of the Leased Premises is destroyed or damaged due to fire or any cause that is not the fault of Fabrinet or its dependants, Chokchai shall apply the proceeds from the insurance the premium of which has been paid by Fabrinet pursuant to the first paragraph of this Clause, to the repair of the damaged or destroyed Leased Premises, whereby Chokchai agrees to charge rental in proportion to the usable part during the repair. However, if the Leased Premises cannot be repaired to the original good condition, or if the repair shall take longer than 90 (ninety) days, then Fabrinet shall be entitled to terminate this Agreement whereby both parties agree not to claim any damages from each other. In such a case, Chokchai agrees to return the deposit to Fabrinet pursuant to Clause 2.7 hereof.

4.3	Utilization of the Leased Premises

4.3.1	Fabrinet shall use the Leased Premises only for its business operations as provided in Clause 2.1 hereof, and shall not use the Leased Premises as residence for its employees, dependants or any other persons allowed by Fabrinet to enter the Leased Premises.

4.3.2	Fabrinet agrees not to use or allow the Leased Premises to be used illegally or against public order or good morals, and shall not keep any fuel other than that necessary for its business operations hereunder.

4.3.3	Fabrinet shall take care of, maintain and preserve the Leased Premises from deterioration using care as if a prudent person would preserve his own property, and shall repair and maintain the Leased Premises at its own expense.

4.3.4	Fabrinet shall take care of the Leased Premises to ensure that there is no waste, waste water, rubbish, substance or matter that is toxic and dangerous to human beings, animals and the environment, or that there is no odor causing annoyance, lack of peacefulness or any disturbance on the Leased Premises.

4.3.5	Fabrinet agrees to, at its own expense, comply with laws, rules and regulations to apply for licenses necessary for its business operations and use of the Leased Premises, and tol pay taxes, duties and fees other than those required by law to be paid by Chokchai or as provided in Clause 2.8 hereof. If Chokchai must be responsible for any expenses which are the responsibility of Fabrinet under this Agreement, Fabrinet agrees to reimburse the same to Chokchai within 7 (seven) days from the date of receipt of written notice from Chokchai.

4.3.6	Fabrinet agrees that Chokchai or its representatives may enter the Leased Premises to examine them at all times, provided that Chokchai shall not disturb the business operations of Fabrinet.

4.3.7	If Fabrinet abandons the Leased Premises or does not operate its business for a consecutive period of more than 30 (thirty) day without giving any prior written notice to Chokchai, Chokchai shall be entitled to immediately terminate the Agreement without prior written notice to Fabrinet.

4.4	Additions to the Leased Premises

Fabrinet shall not construct, modify, alter, add or remove any part of the Leased Premises, including installation of any signboard, advertisement display or any sign except with the prior written consent of Chokchai, which consent shall not be unreasonably withheld. All such constructions, additions or fixtures shall be deemed part of the Leased Premises.

Upon termination of this Agreement for any reasons, Fabrinet shall not remove the constructions, additions or fixtures and those properties shall be vested in Chokchai according to their conditions on the termination date of the Agreement, whereby Fabrinet shall have no right to claim any compensation from Chokchai, unless those properties may be nature removed without any damage to the Leased Premises or unless the parties have agreed otherwise in writing.

4.5	Subletting or Assignment of the Lease Right

Fabrinet shall be entitled to sublet the Leased Premises, the Land, factories and the Common Area either in whole or in part to any person as Fabrinet may deem appropriate with the prior written consent of Chokchai, which consent shall not be unreasonably withheld. Such subletting shall be subject to the terms and conditions hereof. Chokchai shall provide co-operation in the registration of the sublease and of the right to use the Common Area. Fabrinet or the sublessee shall bear all expenses in the registration of the sublease. Although the written consent is received, Fabrinet shall still be liable for violation or breach of the Agreement as well as damage occurring against the Leased Premises or against Chokchai by the act of the sublessee.

4.6	Liabilities for Damage

Fabrinet shall be liable for any damage occurring against the Leased Premises due to the willful act or negligence of its employees, dependants or any other persons allowed by Fabrinet to enter the Leased Premises, and shall repair the Leased Premises into the original good condition at its own expense.

4.7	Delivery upon Termination of the Agreement

Upon termination of the Agreement, Fabrinet shall deliver the Leased Premises to Chokchai in clean, good and usable condition, except for normal wear and tear. Fabrinet and its dependants shall remove all their properties from the Leased Premises and return the Leased Premises to Chokchai immediately without the right to claim any cost of removal from Chokchai.

Clause 5. Breach of the Agreement

5.1	Breach of the Agreement by Fabrinet

5.1.1	In case of termination of this Agreement due to the fault of Fabrinet, its employees, dependants or any persons allowed by Fabrinet to enter the Leased Premises, Chokchai shall be entitled to forfeit the deposit and any sums of money received by Chokchai hereunder, and Fabrinet agrees that Chokchai and/or its representatives may seize or repossess the Leased Premises or do any act with the Leased Premises within 15 (fifteen) days from the termination date of this Agreement.

5.1.2	If Fabrinet’s properties are seized by a court judgement order, or by a court’s receivership order in a bankruptcy case, whether temporary or absolute, or if Fabrinet becomes a bankrupt, Fabrinet shall be deemed to have breached the Agreement and this Agreement shall be terminated immediately upon the date of seizure of Fabrinet’s properties or the date of receivership order or bankruptcy order, as the case may be.

5.1.3	If Fabrinet fails to perform any material obligation provided in this Agreement and fails to complete corrections within 120 (one hundred and twenty) days from the date of receipt of written notice from Chokchai, Chokchai shall be entitled to immediately terminate this Agreement or file a lawsuit to enforce Fabrinet to comply with the Agreement and claim any damages as a result of the breach or failure to comply with the Agreement, and Fabrinet agrees that Chokchai may close down and lock the Leased Premises or repossess the Leased Premises.

5.1.4	If Fabrinet fails to pay any rental that becomes due hereunder, Chokchai shall be entitled to immediately terminate this Lease Agreement and Fabrinet shall remove its properties, employees, dependants and any other persons from the Leased Premises within 15 (fifteen) days from the termination date of the Lease Agreement.

5.1.5	If Fabrinet fails to remove its properties, employees and dependants within the period stated in Clause 5.1.4, Fabrinet agrees to pay penalty to Chokchai by Baht 100,000 (One Hundred Thousand only) per day and other actual damages until the properties and dependants have been duly removed from the Leased Premises or until Chokchai is allowed to repossess the Leased Premises and remove all properties remaining on the Leased Premises at Fabrinet’s expense and Chokchai shall be entitled to immediately let the Leased Premises to another person.

5.2	Breach of the Agreement by Chokchai

5.2.1	In case of termination of this Agreement due to the fault of Chokchai after Chokchai has made full deductions against the debts due from Fabrinet or payable to Chokchai, Chokchai shall return the remaining deposit received under Clause 2.7 to Fabrinet within 7 (seven) days, without prejudice to the right of Fabrinet to claim damages arising from such fault of Chokchai.

5.2.2	If Chokchai fails to perform any material obligation provided herein, and fails to complete corrections within 120 (one hundred and twenty) days from the date of receipt of written notice from Fabrinet, Fabrinet shall be entitled to terminate this Agreement or file a lawsuit to enforce compliance with the Agreement and/or claim any damages as a result of the breach or failure to comply with the Agreement.

Clause 6. Agent’s or Brokerage Fees

Both parties agree that there is no agent or broker of Chokchai or Fabrinet in this transaction and no person shall have the right to receive brokerage fee in connection with this transaction.

Clause 7. Force Majeure

Both parties shall not be responsible for any delay or non-performance of obligation hereunder, if such act is prevented, suspended, or hindered as a result of force majeure. The term “force majeure” means the event that cannot be anticipated as defined by the definition of force majeure in the Thai Civil and Commercial Code including any act of God or the act of public enemy, fire, flood, storm, earthquake, war, riot, political unrest, terrorism and intervention by the government or any government agency.

Clause 8. Notices

Any notices hereunder shall be made in writing and sent by hand or by registered mail to the respective addresses of the parties stated above or at other address which the other party has notified in writing from time to time. A notice shall be deemed to have been duly served on the date of dispatch regardless of whether there is any recipient.

Clause 9. Settlement of Dispute

9.1	Upon a dispute between the parties relating to the provisions hereof or payment of any debt hereunder which cannot be settled by the parties, such dispute shall be referred to arbitration for decision.

9.2	If the parties cannot agree on the settlement of dispute by a sole arbitrator, settlement of dispute may be made by three arbitrators. One party shall give written notice of the intention to refer the dispute to arbitration, naming the arbitrator appointed by it and notifying the other of the same. Within 30 (thirty) days from the date of receipt of the notice, the notice-receiving party shall appoint the second arbitrator. Thereafter, both arbitrators shall jointly appoint an umpire within 30 (thirty) days from the date of appointment of both arbitrators. The arbitration tribunal shall consider settling the dispute. The arbitration rules of the Arbitration Institution, Ministry of Justice, in force at the time of submission of dispute to arbitrator(s) shall apply mutatis mutandis to the arbitral proceedings. The venue for arbitration shall be in Bangkok and the arbitral proceedings shall be conducted in Thai language.

9.3	If any party is unable to appoint its arbitrator within the period specified, or if both arbitrators are unable to agree on the appointment of the umpire, any party may file a petition to the Civil Court, Bangkok, requesting an appointment of the arbitrator or the umpire, as the case may be.

9.4	Each party shall bear its arbitrator’s fee. All other expenses in connection with the arbitration shall be equally borne by each party. If there is one arbitrator or umpire, the arbitrator(s)’s fee shall be determined by the sole arbitrator or by the umpire, as the case may be.

9.5	The decision of the arbitrator or of the arbitration tribunal shall be final and binding on both parties. However, both parties shall be entitled to file a complaint with the Civil Court, Bangkok, to enforce the arbitral award.

9.6	Commencement or continuance of arbitral proceedings shall not obstruct the performance of obligation by either party hereunder, and shall not affect the provision concerning time for any purposes hereunder. All provisions concerning time hereunder shall continue unless the arbitrator or the arbitration tribunal, as the case may be, believes that such commencement or continuance, as the case may be, shall have a material impact on the submission of dispute.

Clause 10. Amendments and other Agreements

Amendments to this Agreement shall be made in writing and signed by both parties. If a provision of the amended agreement is in conflict with that of the registered Lease Agreement, both parties agree that the amended agreement shall prevail.

Clause 11. Waiver, Violation or Breach of the Agreement

Failure by any party to demand the other to perform an obligation pursuant to the terms and conditions hereof shall not be deemed as a waiver. In addition, failure to demand the performance of the terms and conditions hereof shall not be regarded as a consent to breach in the same matter or waiver in the other provisions, terms or conditions of the Agreement.

Clause 12. Language

This Agreement is made in Thai language. If this Agreement is translated into other language, the Thai version shall prevail and be deemed conclusive.

Clause 13. Applicable Law

This Agreement shall be governed by and interpreted in accordance with Thai laws.

Clause 14. Severability of Provisions

If any provision or term hereof or the enforcement of this Agreement against any person or in any situation becomes invalid, void or unenforceable under the law, the remaining provisions or terms of this Agreement shall not be thereby affected, and shall be legally valid and enforceable.

This Agreement is made in 2 (two) copies with identical wording. Both parties have thoroughly read and understood the Agreement, and have therefore signed and affixed seals (if any) in the presence of witnesses on the date and at the place stated above. Each party retains one copy of the Agreement.

CHOKCHAI INTERNATIONAL CO., LTD.			FABIRNET CO., LTD.

By	- Signature -	Director	By	- Signature -	Director
	(Miss Vivien Bhakdeeprasong)			(Mr. Soon Kaewcharnsilp) Lessee

By	- Signature -	Director
(Mr. Chai Bulkul) Lessor

Signed	- Signature -		Signed	- Signature -
	(Mrs. Mantana Garpsri) Witness			(Mr. Pornchai Wessatada) Witness

ATTACHMENT 1

Map and Land Title Deeds of the Location of the Leased Premises

ATTACHMENT 2

State Property Lease Agreements

and

Letter of Permission for Sublease of State Property Buildings